UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2018

United Therapeutics Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1040 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.  Entry into a Material Definitive Agreement.

Merger Agreement

On April 29, 2018, United Therapeutics Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SteadyMed Ltd., a company organized under the laws of the State of Israel (“SteadyMed”), and Daniel 24043 Acquisition Corp Ltd., an Israeli corporation and wholly-owned subsidiary of the Company (“Merger Sub”).  Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into SteadyMed (the “Merger”), with SteadyMed surviving the Merger as a wholly-owned subsidiary of the Company.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each SteadyMed ordinary share (“SteadyMed Shares”), will be converted into the right to receive (i) $4.46 in cash (the “Per Share Cash Consideration”) and (ii) one contractual contingent value right (each, a “CVR”) which represents the right to receive a contingent cash payment of $2.63 (the “CVR Consideration”) upon the achievement of a specified milestone relating to the commercialization of SteadyMed’s Trevyent® product (the “Milestone”).

Subject to the terms and conditions of the Merger Agreement, at the Effective Time:

•                  each outstanding option to acquire SteadyMed Shares, whether or not vested, that has a per share exercise price that is less than the Per Share Cash Consideration (each, an “In the Money Option”), will be cancelled and converted into the right to receive (i) a cash payment equal to (A) the excess of (1) the Per Share Cash Consideration over (2) the per-share exercise price of such In the Money Option, multiplied by (B) the number of SteadyMed Shares subject to such In the Money Option and (ii) a number of CVRs equal to the number of SteadyMed Shares subject to such In the Money Option;

•                  each outstanding Option to acquire SteadyMed Shares, other than an In the Money Option, whether or not vested (each, an “Out of the Money Option”), will be cancelled and converted into the right to receive a contingent cash payment if the Milestone is achieved equal to (A) the amount by which the sum of (i) the Per Share Cash Consideration and (ii) the CVR Consideration exceeds the per share exercise price of such Out of the Money Option, multiplied by (B) the number of SteadyMed Shares subject to such Out of the Money Option;

•                  each Out of the Money Option with a per-share exercise price equal to or greater than $7.09 will be cancelled at the Effective Time without any consideration payable therefor;

•                  each outstanding SteadyMed restricted share unit (each, an “RSU”), whether or not vested, will be cancelled and converted into the right to receive (i) a cash payment equal to (A) the Per Share Cash Consideration multiplied by the number of SteadyMed Shares subject to such RSU and (ii) a number of CVRs equal to the number of SteadyMed Shares subject to such RSU; and

•                  each outstanding warrant to purchase SteadyMed Shares issued pursuant to subscription agreements dated July 29, 2016, will be cancelled and converted into the right to receive a cash payment of $2.71 for each SteadyMed Share subject to such warrant and each outstanding warrant to purchase SteadyMed Shares issued pursuant to subscription agreements dated April 20, 2017, will be cancelled and converted into the right to receive a cash payment of $2.33 for each SteadyMed Share subject to such warrant.

The aggregate amount of cash consideration to be paid to holders of SteadyMed Shares, In the Money Options, RSUs and SteadyMed warrants at the closing of the Merger is expected to be approximately $141 million, and the aggregate amount of consideration to be paid pursuant to the CVRs (including any related payments to holders of Out of the Money Options), if payable, will equal $75 million.

Concurrently with the execution of the Merger Agreement, certain shareholders of SteadyMed entered into a voting agreement with the Company pursuant to which, provided that no notice of an intention to effect an Adverse Recommendation Change (as defined in the Merger Agreement) shall have been delivered by SteadyMed to the Company and no Adverse Recommendation Change shall have been made that, in each case, remains in effect, such shareholders agreed to vote (i) in favor of the approval of the Merger Agreement and the Merger and (ii) against approval of any proposal made in opposition to the Merger Agreement or the Merger, subject to the terms and conditions of such voting agreement.

Consummation of the Merger is subject to various closing conditions, including but not limited to (i) approval and adoption of the Merger Agreement and each Ancillary Agreement (as defined in the Merger Agreement) by holders of a majority of the outstanding SteadyMed Shares voted at a SteadyMed shareholders meeting duly called and held, provided that either (a) holders of at least a majority of the Disinterested Voting Shares (as defined in the Merger Agreement) that are voted at such shareholders meeting vote to approve and adopt  the Merger Agreement and each Ancillary Agreement, excluding abstentions, or (b) the total number of Disinterested Voting Shares that are voted against the Merger Agreement and each Ancillary Agreement does not exceed two percent of the aggregate voting rights of SteadyMed, (ii) the expiration or termination of all waiting periods applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any law or order prohibiting the Merger, (iv) the absence of a Material Adverse Effect (as defined in the Merger Agreement) on SteadyMed and (v) the amount of SteadyMed’s Net Cash (as defined in the Merger Agreement) being greater than or equal to a minimum amount as specified in the Merger Agreement.  The closing of the Merger is not subject to any financing condition or a vote of the Company’s stockholders.  The Company expects the Merger to be completed in the third quarter of this year.

The parties to the Merger Agreement have each made customary representations and warranties. SteadyMed has also agreed, among other things, (i) to conduct its business in the ordinary course consistent with past practice during the period between the date of the Merger Agreement and the closing of the Merger, (ii) not to solicit proposals relating to alternative transactions to the Merger or engage in discussions or negotiations with respect thereto, subject to certain exceptions and (iii) to call and hold a special meeting of SteadyMed’s shareholders and, subject to certain exceptions, recommend that SteadyMed’s shareholders adopt the Merger Agreement. Each of the Company, SteadyMed and Merger Sub have agreed to various mutual covenants, including, among others, to use commercially reasonable efforts to take all actions necessary to consummate and make effective the Merger in the most expeditious manner practicable.

The Merger Agreement contains specified termination rights for both SteadyMed and the Company, including a mutual termination right in the event that the Merger is not consummated by August 31, 2018, provided that such outside date may be extended by the mutual written consent of the parties.  If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, SteadyMed will be required to pay the Company a termination fee of $4,500,000.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. It is not intended to provide any factual information about the Company, SteadyMed or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement made solely for the benefit of the other parties. These representations and warranties are subject to limitations agreed upon by the contracting parties; have been negotiated with the principal purposes of allocating contractual risk between the Company and Merger Sub, on the one hand, and SteadyMed, on the other hand, and establishing the circumstances in which a party may have the right not to consummate the Merger, instead of establishing matters as facts; are subject to contractual standards of materiality that may differ from what might be viewed as material to investors; and certain of these representations and warranties were made as of a specified date. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, SteadyMed or any of their respective subsidiaries or affiliates at the time they were made or otherwise. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

CVR Agreement

In connection with the Merger Agreement, at the closing of the Merger, the Company and a rights agent mutually agreeable to SteadyMed and the Company will enter into a Contingent Value Rights Agreement (the “CVR Agreement”) in substantially the form attached to the Merger Agreement.

The CVR Agreement will provide that the CVR Consideration will be payable if, within five years of the execution of the CVR Agreement and following the U.S. Food and Drug Administration approval of a New Drug Application for the Trevyent® product combining SteadyMed’s PatchPump® delivery device with treprostinil for treatment of pulmonary arterial hypertension (the “Product”), a total of 3,000 Initial Treatment Visits have occurred in the United States. An “Initial Treatment Visit” means a visit by a member of the clinical staff of a specialty pharmacy to a patient to whom the Product has been prescribed, during which the initial treatment of such patient with the Product is administered, subject to the exceptions described in the CVR Agreement.

The foregoing summary of the CVR Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the CVR Agreement, which is attached as Exhibit A to the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01.  Other Events.

Press Release

On April 30, 2018, the Company and SteadyMed issued a joint press release announcing the entry into the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

2.1

Agreement and Plan of Merger dated April 29, 2018, by and among United Therapeutics Corporation, SteadyMed and Daniel 24043 Acquisition Corp Ltd. (schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K; a copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request).

99.1	Joint Press Release dated April 30, 2018, issued by United Therapeutics Corporation and SteadyMed Ltd.

Forward-Looking Statements

Statements included in this Current Report on Form 8-K that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, statements related to the timing of the consummation of the Merger. Forward-looking statements are based on the beliefs of the Company’s management team, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future events and results and are not statements of fact, actual events and results may differ materially from those projected depending on a number of factors affecting the Merger.  The risks and uncertainties which the forward-looking statements are subject to include, but are not limited to: the risk that the transaction may not be completed in a timely manner or at all; the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the Merger Agreement by the shareholders of SteadyMed and the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act; and the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement.  Such forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in the Company’s periodic reports and documents filed with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company claims the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. The Company is providing this information as of April 30, 2018 and assumes no obligation to update or revise the information contained in this Current Report on Form 8-K whether as a result of new information, future events or any other reason.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: April 30, 2018	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	EVP, General Counsel and Corporate Secretary